EXHIBIT 10.6

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement dated effective as of September 26th, 2007 (the "Termination Agreement") is made by and among (i) Trace Technologies, LLC, a Nevada limited liability corporation ("Trace"), (ii) Gabriel Technologies Corporation, a Delaware Corporation ("Gabriel"), and (iii) CSI Wireless LLC, a Delaware LLC ("CSI") (collectively, the "Parties" and any one of them, a "Party", as the context may require).

WHEREAS the Parties wish to terminate the Asset Purchase Agreement among Trace, CSI and Gabriel dated July 25, 2006, together with any amendments (collectively, the "Asset Purchase Agreement") and CSI wishes to grant certain purchase options to Trace relating to the Asset Purchase Agreement;

AND WHEREAS the Parties wish to terminate the technology development and manufacturing agreement dated February 4, 2004, between Locate Networks, Inc. ("Locate") and CST, which agreement was subsequently assigned to Trace pursuant to an assignment agreement dated August 11, 2004 between Trace and Locate (collectively, the "Manufacturing Agreement");

AND WHEREAS the Parties wish to release each other from their respective representations, warranties, covenants and any other obligations as set out in the Asset Purchase Agreement and the Manufacturing Agreement;

NOW THEREFORE, the Parties hereto agree as follows:

1.        Defined Terms

Terms and expressions. when used herein and unless otherwise defined herein, will have the same meanings as are ascribed to them in the Asset Purchase Agreement.

2.        Termination of Manufacturing Agreement and Asset Purchase Agreement

Each of the Parties hereto, on its own behalf, and on behalf of its affiliates and subsidiaries, and their respective directors, officers, employees, agents, insurers, partners, affiliates, successors and assigns hereby agrees that the Manufacturing Agreement and the Asset Purchase Agreement are terminated and of no further force or effect.

3.        Releases

(a)
Trace and Gabriel on their own behalf, and on behalf of their respective affiliates and subsidiaries, and their respective directors, officers, employees, agents, insurers, partners, affiliates, successors and assigns (collectively referred to as the "Releasors") do hereby remise, release and forever discharge CSI and its respective affiliates and subsidiaries, and their respective directors, officers, employees, agents, insurers, partners, affiliates, successors and assigns ("Releasees") of and from all actions, manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, agreements, claims, demands, expenses (including legal costs on a lawyer and his own client basis) and liabilities of every nature and description whatsoever which the Releasors now may have or ever may have had, including, but not limited to, anything related to or arising out of or in any way related to the Manufacturing Agreement or the Asset Purchase Agreement.

(b)
CST on its own behalf, and on behalf of its respective affiliates and subsidiaries, and their respective directors, officers, employees, agents, insurers, partners, affiliates, successors and assigns (collectively referred to as the ''Releasors") do hereby remise, release and forever discharge Trace and Gabriel and their respective affiliates and subsidiaries, and their respective directors, officers, employees, agents, insurers, partners, affiliates, successors and assigns ("Releasees") of and from all actions, manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, agreements, claims, demands, expenses (including legal costs on a lawyer and his own client basis) and liabilities of every nature and description whatsoever which the Releasors now may have or ever may have had, including, but not limited to, anything related to or arising out of or in any way related to the Manufacturing Agreement or the Asset Purchase Agreement.

4.        Options to Purchase

(a)	Manufacturing Option:

(i)
Subject to the terms of this Termination Agreement, CSI grants to Trace a non-exclusive option to purchase (hereinafter referred to as the "Manufacturing Option") the following manufacturing package (the "Manufacturing Package"), consisting of:

(A)	The Purchased Assets; and

(B)
the right to engage CSI for manufacturing support at the rate of $150/person/hour plus materials and expenses for a period ending 60 days following the exercise of the Manufacturing Option ("Manufacturing Support"), to the extent that Trace requests, and CSI is reasonably able to provide, Manufacturing Support; provided that Trace shall be responsible for all of CSI's out-of-pocket expenses incurred by CSI's personnel in connection with the provision of the requested Manufacturing Support, including without limitation, all travel and living expenses.

(ii)	Manufacturing Option Term:

(A)	Unless terminated earlier in accordance with Section 4(a)(ii)(B), the Manufacturing Option shall be exercisable by Trace for a period of one (1) year from the date of this Termination Agreement.

(B)
Notwithstanding CSI's grant of the Manufacturing Option, CSI retains the right to sell all or part of the Purchased Assets to any other party, without notice to Trace, at any such time and upon any such terms as CSI may decide; provided that within 10 days after any such sale CSI shall notify Trace of the items sold and the purchase price therefor. In the event of such sale of part or all of the Purchased Assets, the Manufacturing Option shall expire as to such assets sold and be of no force or effect.

(iii)	Manufacturing Package Purchase Price:

(A)
The Manufacturing Package purchase price shall be $845,000 (the"Manufacturing Package Purchase Price"), less any price received by CSl for the sale of any part thereof prior to exercise of the Manufacturing Option by Trace.

(iv)	Exercise of the Manufacturing Option:

(A)
Trace shall exercise the Manufacturing Option by providing CSI with writtennotice of its intent to exercise the Manufacturing Option, at any time prior to the expiry or termination of the Manufacturing Option, outlining, among other things:

(I)	a date for the closing for the purchase and sale of the Manufacturing Package which will be at least 30 days and not more than 60 days after the receipt of the notice by CSI; and

(II)
a letter from Trace's counsel indicating that funds equivalent to theManufacturing Package Purchase Price are being held in such counsel's trust account for payment to CSI upon closing of the purchase and sale of the Manufacturing Package.

(v)	Sale of the Manufacturing Package:

(A)
The Manufacturing Package will be sold "as is — where is", with norepresentations or warranties, whether express, implied, statutory or otherwise, except as to CSI's right to sell the Manufacturing Package free and clear of all security interests, liens, claims or encumbrances.

(b)  Inventory Option:

(i)
Subject to the terms of this Termination Agreement, CSI agrees to grant to Trace a non-exclusive option to purchase (hereinafter referred to as the "Inventory Option") the following inventory (the "Inventory Package"), which shall include 1419 units of the Device.

(ii)	Inventory Option Term:

(A)	Unless terminated earlier in accordance with Section 4(a)(ii)(B), the Inventory Option shall be exercisable by Trace for a period of one (1) year from the date of this Termination Agreement.

(B)
Notwithstanding CS1's grant of the Inventory Option, CSI retains the right to sell all or part of the Inventory Package to any other party, without notice to Trace, at any such time and upon any such terms as CSI may decide; provided that within 10 days after any such sale CSI shall notify Trace of the items sold and the purchase price therefor. In the event of such sale part or all of the Inventory Package, the Inventory Option shall expire as to such Inventory sold and be of no force or effect.

(iii)	Inventory Package Purchase Price:

(A)
The Inventory Package purchase price shall be $296,571 (the"Inventory Package Purchase Price"), less any price received by CSI for the sale of any part thereof prior to exercise of the Inventory Option by Trace.

(iv)	Exercise of the Inventory Option:

(A)
Trace shall exercise the Inventory Option by providing CSI with written notice ofits intent to exercise the Inventory Option, at any time prior to the expiry or termination of the Inventory Option, outlining, among other things:

(I)	a date for the closing for the purchase and sale of the Inventory Package which will be at least 30 days and not more than 60 days after the receipt of the notice by CSI; and

(II)
a letter from Trace's counsel indicating that funds equivalent to the Inventory Package Purchase Price are being held in such counsel's trust account for payment to CSI upon closing of the purchase and sale of the Inventory Package.

(v)	Sale of Inventory Package:

(A)
The Inventory Package will be sold "as is — where is", with no representations orwarranties, whether express, implied, statutory or otherwise, except as to CST's right to sell the Inventory Package free and clear of all security interests, liens, claims or encumbrances.

5.        Consideration

(a)
In consideration for the termination of the Manufacturing Agreement and the Asset Purchase Agreement, including the related obligations of Trace under those agreements, Trace agrees to release the Deposit which is currently being held in escrow by Burnet, Duckworth & Palmer LLP ("BDP") in connection with the Asset Purchase Agreement, being $125,000 plus accrued interest (the "Consideration").

(b)
The Consideration will be releasable immediately upon execution and delivery of this Termination Agreement and the execution and delivery of this Termination Agreement constitutes Trace's and Gabriel's irrevocable direction to I3DP to pay the Consideration to CSI or to its order.

6.        Entire Agreement

This Termination Agreement shall supersede and replace any and all prior, agreements between the Parties, which shall remain in full force and effect (except to the extent augmented or amended hereby) between the Parties hereto respecting the matter set forth herein, and shall constitute the entire agreement between the Parties hereto in respect of the matters set forth herein.

7.        Enurement

This Termination Agreement shall enure to the benefit of and be binding upon each of the Parties and their respective successors and assigns.

8.        Counterpart Execution

This Termination Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same agreement. This Termination Agreement may be executed and delivered by facsimile, which when so executed and delivered shall constitute a binding agreement.

[SIGNATURE PAGE IS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF the Parties hereto have executed this Termination Agreement as of the date and year first above written.

CSI WIRELESS LLC

Per: /s/ Cameron Olson
Name: Cameron Olson
Title: CFO

TRACE TECHNOLOGIES, LLC

Per: ______________________________
Name:
Title:

GABRIEL TECHNOLOGIES CORPORATION

Per: ______________________________
Name:
Title:

IN WITNESS WHEREOF the Parties hereto have executed this Termination Agreement as of the date and year first above written.

CSI WIRELESS LLC

Per:
Name:
Title:

TRACE TECHNOLOGIES, LLC

Per: /s/ Ron Gillum
Name: Ron Gillum
Title: President/Gabriel Technologies Corp., Member

GABRIEL TECHNOLOGIES CORPORATION

Per: /s/ Ron Gillum
Name: Ron Gillum
Title: President